Exhibit 10.2

JOINDER AGREEMENT

THIS JOINDER AGREEMENT (this “Agreement”), dated as of October 15, 2013, is entered into between VANTAGE DRILLER ROCO S.R.L. and VANTAGE DRILLING GABON (the “New Subsidiaries”) and CITIBANK, N.A. as administrative agent (the “Administrative Agent”) under that certain Second Term Loan Agreement, dated as of March 28, 2013 (as the same may be amended, modified, extended or restated from time to time, the “Term Loan Agreement”) among Offshore Group Investment Limited, a Cayman Islands exempted company (the “Administrative Borrower”), Vantage Delaware Holdings, LLC, a Delaware limited liability company (the “US Borrower” and, together with the Administrative Borrower, the “Borrowers”), the Lenders from time to time party thereto, the Administrative Agent and Wells Fargo, National Association, as collateral agent (the “Collateral Agent” and, together with the Administrative Agent, the “Agents”). All capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Term Loan Agreement.

The New Subsidiaries and the Administrative Agent hereby agree as follows:

1. The New Subsidiaries hereby acknowledge, agree and confirm that, by their execution of this Agreement, the New Subsidiaries will be deemed Credit Parties under the Term Loan Agreement and Guarantors for all purposes of the Term Loan Agreement and shall have all of the obligations of Credit Parties and Guarantors thereunder as if they had executed the Term Loan Agreement. The New Subsidiaries hereby ratify, as of the date hereof, and agree to be bound by, all of the terms, provisions and conditions contained in the Term Loan Agreement, including without limitation (a) all of the representations and warranties of the Credit Parties set forth in Article III of the Term Loan Agreement, (b) all of the covenants set forth in Article VI of the Term Loan Agreement and (c) all of the guarantee obligations set forth in Article IX of the Term Loan Agreement. Without limiting the generality of the foregoing terms of this paragraph 1, the New Subsidiaries hereby guarantee, jointly and severally with the other Guarantors, to each Agent and the Lenders, as provided in Article IX of the Term Loan Agreement, the prompt payment of the Loan Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise) strictly in accordance with the terms thereof and agree that if any of the Loan Obligations are not paid in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise), the New Subsidiaries will, jointly and severally together with the other Guarantors, promptly pay the same and that in the case of any extension of time of payment or renewal of any of the Loan Obligations, the same will be promptly paid in full when due (whether at extended maturity, as a mandatory prepayment, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

2. If required, the New Subsidiaries are, simultaneously with the execution of this Agreement, executing and delivering such Security Documents (and such other documents and instruments) as requested by the Administrative Agent or the Collateral Agent in accordance with the Term Loan Agreement.

3. The addresses of the New Subsidiaries for purposes of Section 10.02 of the Term Loan Agreement are as follows:

P.O. Box 309

Ugland House, Grand Cayman

Cayman Islands

With a copy to:

777 Post Oak Boulevard, Suite 800

Houston, TX 77056

4. The New Subsidiaries hereby waive acceptance by any Secured Party of the guarantee by the New Subsidiaries upon the execution of this Agreement by the New Subsidiaries.

5. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument.

6. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

[Signature Pages Follow]

IN WITNESS WHEREOF, the New Subsidiaries have caused this Agreement to be duly executed by its authorized officer and the Administrative Agent has caused the same to be accepted by its authorized officer, as of the day and year first above written.

VANTAGE DRILLER ROCO S.R.L.

By:	/s/ Ronald J. Nelson
Name:	Ronald J. Nelson
Title:	Director

VANTAGE DRILLING GABON

By:	/s/ Douglas G. Smith
Name:	Douglas G. Smith
Title:	Chief Financial Officer and Treasurer

[Signature Page to 2013 Term Loan Joinder Agreement]

Acknowledged and accepted:

CITIBANK, N.A.

By:	/s/ David Tuder
Name:	David Tuder
Title:	Vice President

[Signature Page to 2013 Term Loan Joinder Agreement]